Exhibit 3.2

NEWMONT CORPORATION

BY-LAWS

Amended and Restated effective

January 6, 2020

NEWMONT CORPORATION

BY-LAWS

ARTICLE I

STOCKHOLDERS

Section 1.        Annual Meeting.  An annual meeting of the stockholders of the Corporation shall be held in each year at such place, and on such date and at such time, as the Board of Directors of the Corporation shall designate in a resolution duly adopted by it, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

Section 2.        Special Meetings.  Special Meetings of the stockholders for any lawful purposes may be called by the Board of Directors or by the Chair of the Board or by the Chief Executive Officer, and shall be called by the Chair of the Board or by the Chief Executive Officer or the Secretary upon a written request stating the purposes thereof and signed by (i) a majority of the Board of Directors or (ii) stockholders owning 25% of the stock of the Corporation entitled to vote at such meeting. Each such meeting shall be held at such place, and on such date and at such time, as the Board of Directors of the Corporation shall designate in a resolution duly adopted by it, for the purposes stated in the notices thereof. Business transacted at any special meeting shall be limited to the purposes stated in the notices of the meeting.

Section 3.        Notices and Waivers.  Written notices of every meeting of the stockholders, stating the time, place and purposes thereof, shall be given personally, by mail or other means of electronic transmission not less than ten days nor more than sixty days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting. In the event of a special meeting called upon the written request of stockholders pursuant to Section 2 hereof, such notice shall describe any business set forth in the statement of purpose in such written request as well as any additional business proposed to be conducted at such meeting by the Board of Directors. If mailed, the notice shall be sent to the stockholders at their respective addresses appearing on the stock records of the Corporation or to such other addresses as they may have respectively designated in writing, and shall be deemed given when mailed. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in accordance with applicable law. A waiver of any notice in writing by a stockholder or by electronic transmission given by the person or persons entitled to such notice before or after the time for the meeting, shall be deemed equivalent to such notice.

Section 4.        Notice of Stockholder Business and Nominations.

(i)        Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors, (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law or (d) with respect to qualifying nominations pursuant to a Proxy Access Notice at annual meetings following the 2016 Annual Meeting of Stockholders, by Eligible Stockholders pursuant to, and subject to, Section 4A of these By-Laws.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of notice by a stockholder as described above. To be in proper form, such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) such individual’s name; (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (3) the number of shares of the Corporation directly or indirectly owned by such individual, any Derivative Instruments directly or indirectly owned by such individual and any Short Interests involving such individual, directly or directly; (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any Stockholder Associated Persons, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any of the Stockholder Associated Persons on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (5) a completed and signed nominee questionnaire, representation and agreement, as required by Section 4B of this Article I.

(b) as to any other business that the stockholder proposes to bring before the meeting, in addition to matters set forth below, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), any material interest in such business of such stockholder and any Stockholder Associated Persons, the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and any Stockholder Associated Persons and any other persons (including their name(s)) in connection with the proposal of such business; and

(c) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any other Stockholder Associated Persons: (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and such other persons; and (2) (i) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and such other persons; (ii) any Derivative Instruments directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Persons; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares; (iv) any Short Interests involving such stockholder or any Stockholder Associated Persons, directly or indirectly; (v) any rights to dividends on the shares owned beneficially by such stockholder that are separated or separable from the underlying shares; (vi) any proportionate interest in shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (vii) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household; (viii) any equity interests or any Derivative Instruments or Short Interests in any competitor of the Corporation held by such stockholder or any Stockholder Associated Persons; and (ix) any direct or indirect interest of such stockholder or any Stockholder Associated Persons in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, commercial agreement, collective bargaining agreement or consulting agreement); and

(d) whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposal or elect the nominee and/or otherwise to solicit proxies or votes from other stockholders in support of such nomination or other business.

The Corporation may require any proposed nominee to furnish such information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

Notwithstanding anything in the second sentence of the second paragraph of this Section 4(i) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the By-Laws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

(ii)        Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by clause (i) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of notice by a stockholder as described above.

(iii)       Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-Laws. Except as otherwise provided by law, the Chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective proposal or nomination shall be disregarded.

(iv)       For purposes of these By-Laws:

(A)     “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership.

(B)     “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares, through the delivery of cash or other property, or otherwise, and without regard to whether any transactions may have been entered into that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares.

(C)     “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(D)     “Short Interest” means any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving a stockholder or any Stockholder Associated Persons, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or any Stockholder Associated Persons with respect to any class or series of the shares, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares;

(E)     “Stockholder Associated Persons” means the beneficial owner, if any, on whose behalf a director nomination or proposal of business is made and their respective affiliates or associates or others acting in concert therewith.

Notwithstanding the foregoing provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws. Nothing in these By-Laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 4A.      Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.

(1)     Subject to the terms and conditions set forth in these By-Laws, the Corporation shall include in its proxy materials for an annual meeting of stockholders held after the 2016 annual meeting the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by one or more Eligible Stockholders (as defined below) that satisfies the requirements of this Section 4A, and expressly elects at the time of providing the written notice required by this Section 4A (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 4A.

(2)      For the purposes of this Section 4A:

(A)     “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;

(B)     “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined below) or qualifying as an Eligible Stockholder; and

(C)     a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than 10% of the proportionate value of such index. A stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares and retained the unrestricted right to recall such shares upon giving no more than five days’ notice or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement and such delegation is revocable at any time by the stockholder (and otherwise “owned” as defined herein) through the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(3)     For purposes of this Section 4A, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(4)     To be timely, a stockholder’s Proxy Access Notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date the corporation issued its definitive proxy statement for the preceding year’s annual meeting. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of notice by a stockholder as described above.

(5)     The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 4A but either are subsequently withdrawn or that the Board of Directors decides to nominate as a nominee of the Board of Directors or otherwise appoint to the Board) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the methods prescribed for delivery of notice in this Section 4A (such greater number, the “Permitted Number”); provided, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced; and, provided, further, that the Permitted Number shall be reduced by:

(A)    the number of nominees for which the Corporation shall have received one or more stockholder notices nominating director candidates pursuant to Section 4 of these By-Laws;

(B)     the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms; and

(C)     the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously requested or provided pursuant to this Section 4A, other than any such director referred to in this clause who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms;

An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 4A shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this Section 4A for an annual meeting of stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(6)     An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is delivered to the Corporation pursuant to this Section 4A, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least 3% of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is delivered to the Corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are part of the same family of funds by virtue of being under common management and investment control, under common management control and primarily sponsored by the same employer or a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (collectively, a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders under this Section 4A(6), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 4A. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 4A (and, for the avoidance of doubt, no stockholder or affiliate thereof may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 4A, for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the 3-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(7)     No later than the final date when a Proxy Access Notice may be timely delivered to the Corporation pursuant to this Section 4A, an Eligible Stockholder (including each Constituent Holder) must provide, with respect to themselves and its Stockholder Nominee(s), the information required to be disclosed under Section 4 in a stockholder’s notice and must provide the following information in writing to the Secretary of the Corporation:

(A)     with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by such person;

(B)     one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three 3-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(C)     within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(D)     immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(E)     a representation that such person:

(i)     acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(ii)    has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 4A;

(iii)   has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(iv)   will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(v)    will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 4A;

(F)      in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(G)     an undertaking that such person agrees to:

(i)     assume all liability stemming from, and indemnify and hold harmless the Corporation and its affiliates and each of its and their respective directors, officers, employees, agents and advisors individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder (including such person) provided to the Corporation;

(ii)     promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(iii)   file with the Securities and Exchange Commission all solicitations by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this Section 4A may be timely delivered to the Corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the criteria specified in the definition of Qualifying Fund.

In order to be considered timely, any information required by this Section 4A to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth (5th) day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any defect.

(8)     The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 4A is originally provided, a single written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 4A, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly (in each case without factual foundation) impugns the character, integrity or personal reputation of any person or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(9)     No later than the final date when a Proxy Access Notice pursuant to this Section 4A may be timely delivered to the Corporation, each Stockholder Nominee must provide a completed and signed nominee questionnaire, representation and agreement, as required by Section 4B of this Article I, and must provide such additional information as necessary to permit the Board of Directors to determine if any of the matters contemplated by Section 4A(10) apply and if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

Each Stockholder Nominee and Eligible Stockholder shall also promptly provide to the Corporation such other information as may be reasonably requested by the Corporation of the Stockholder Nominee or Eligible Stockholder. In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any such defect.

(10)   Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 4A or any other provision of these By-Laws, the Certificate of Incorporation or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders. Without limiting the foregoing or any other provision of these By-Laws, the Corporation shall not be required to include, pursuant to this Section 4A, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee (and the Corporation may declare any such nomination ineligible), notwithstanding that proxies in respect of such vote may have been delivered to the Corporation:

(A)     who is not independent under the listing standards of the principal U.S. exchange upon which the Corporation’s Common Stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;

(B)     who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), has been convicted in a criminal proceeding within the past ten (10) years, is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the Corporation’s Common Stock is listed, or any applicable law, rule or regulation;

(C)     if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply with its obligations pursuant to this Section 4A or any agreement, representation or undertaking required by this Section 4A; or

(D)     if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

Section 4B.     Submission of Questionnaire, Representation and Agreement.

To be eligible to be a stockholder nominee for election as a director of the Corporation, a person must deliver (in accordance with the applicable time periods prescribed for delivery of notice under Section 4(i) or Section 4A of this Article I, as applicable) to the Secretary of the Corporation at the principal executive offices of the Corporation (a) a completed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which form of questionnaire shall be provided by the Secretary of the Corporation to the requesting stockholder following written request) and (b) a written representation and agreement (in the form provided by the Secretary of the Corporation to the requesting stockholder following written request) that such individual:

(1)     is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, and (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law;

(2)     is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation;

(3)     in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality, stock ownership, trading policies and such other guidelines of the Corporation applicable to directors as publicly disclosed from time to time; and

(4)     with respect to nominations made pursuant to Section 4A of this Article I, consents to being named as a nominee in the Corporation’s proxy statement and in any associated proxy card of the Corporation and agrees to serve if elected as a director of the Corporation.

Section 5.       Stockholder List. For every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, shall be made and be open to the examination of any stockholder during ordinary business hours for at least ten (10) days prior to the meeting at the Corporation’s principal place of business, and shall be produced at the meeting and be subject at all time during the meeting to the inspection of any stockholder present; provided, however, that, where the record date for determining the stockholders entitled to vote is set by the Board of Directors in accordance with Section 4 of Article V hereof at a date that is less than ten (10) days before the meeting date, the Corporation’s obligation to provide a list of stockholders prior to the meeting is limited to preparing a list of those stockholders as of the tenth day before the meeting date.

Section 6.       Quorum. Subject to the provisions of any applicable law or of the Corporation’s Certificate of Incorporation in respect of the vote that shall be required for a specified action, the holders of record of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote at any meeting of its stockholders shall be required to be present in person or represented by proxy at such meeting in order to constitute a quorum for a transaction of any business. For purposes of determining the presence of a quorum, “capital stock of the Corporation” shall be deemed to include that number of shares of common stock equal to the number of votes that the Trustee is entitled to vote from time to time under the Special Voting Share of the Corporation created pursuant to the terms of the Voting and Exchange Trust Agreement dated February 16, 2002, between the Corporation, Newmont Mining Corporation of Canada Limited and Computershare Trust Company of Canada.

Section 7.      Adjournment. If at any meeting of the stockholders there is no quorum, the meeting may be adjourned from time to time by the Chair of the Board or by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum be obtained. Any meeting at which there is a quorum may also be adjourned, in like manner, for such time or upon such call as may be determined by vote. An adjourned meeting at which a quorum is present or represented may transact any business which might have been transacted at the meeting as first convened had there been a quorum.

Section 8.      Chair and Secretary. At every meeting of the stockholders the presiding officer shall be the Chair of the Board, or in his or her absence the Vice Chair, if any, in his or her absence the Chief Executive Officer, in his or her absence the President, and in their absence a Vice President of the Corporation. The Secretary or in his or her absence an Assistant Secretary of the Corporation shall act as secretary of the meeting, or in their absence the presiding officer may appoint any person present to act as secretary of the meeting.

Section 9.       Voting. Except as otherwise specifically provided herein or in the Certificate of Incorporation of the Corporation with respect to the ability of certain stockholders to cumulate votes in the election of directors, each stockholder present in person or by proxy at a meeting of the stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder on the books of the Corporation and entitled to vote at such meeting. No proxy shall be voted on after three years from its date unless it provides for a longer period. The vote required for elections of Directors shall be as provided in Section 1 of Article II hereof. All other matters shall be decided by a majority vote viva voce of the stockholders present in person or by proxy except as otherwise specifically provided by any applicable law, the Corporation’s Certificate of Incorporation or these By-Laws; provided, however, that the presiding officer shall have the right to determine whether a stock vote with respect to any matter shall be taken by ballot. On votes taken by ballot, each ballot shall state the name of the stockholder or proxy voting and the number of shares voted.

Section 10.     Inspectors of Elections. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

Section 11.     Inspection of Books and Records. The Board of Directors shall determine whether and to what extent, and at what times and places and under what conditions and regulations, the books, accounts and records of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of any stockholder. No Stockholder shall have the right to inspect any books, accounts, records or documents of the Corporation unless expressly so authorized by the laws of the State of Delaware or by these By-Laws or by a resolution of the Board of Directors. The stock ledger shall be the only evidence as to the stockholders entitled to examine the stockholder list referred to in Section 5 of Article I hereof, and the original or a duplicate stock ledger containing the names and addresses of the stockholders and the number of shares held by them respectively shall be open at all times during usual business hours at the Corporation’s principal office to the examination of any stockholder.

Section 12.     Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II

DIRECTORS

Section 1.       Number, Term, Election and Qualification. The number of Directors which shall constitute the whole Board shall be not less than eight nor more than seventeen. Within these specified limits, the number of Directors shall be determined from time to time by the affirmative vote of a majority of the Directors then in office. Directors elected at any annual meeting of the stockholders or elected at any other time by the stockholders or by the Board of Directors as hereinafter provided, shall hold office until the next annual meeting of the stockholders and until their respective successors are elected and qualified.

Except as set forth in Section 2 of this Article II, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under specified circumstances, a nominee for Director shall be elected to the Board of Directors by a majority of the votes cast at any meeting for the election of Directors at which a quorum is present. For purposes of this By-Law, a majority of votes cast shall mean that the number of shares voted “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that Director’s election. Notwithstanding the foregoing, in the event of a “contested election” of Directors, Directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of Directors at which a quorum is present. For purposes of this By-Law, a “contested election” shall mean any election of Directors in which the number of candidates for election as Directors exceeds the number of Directors to be elected, with the determination thereof being made by the Secretary of the Corporation as of the close of the applicable notice of nomination period set forth in Section 4 of Article I hereof, Section 4A of Article I hereof or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 4 or Section 4A, as applicable; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of Directors, one or more notices of nomination are withdrawn such that the number of candidates for election as Director no longer exceeds the number of Directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, Directors shall be elected by the vote of a plurality of the votes cast.

If a nominee for Director who is an incumbent Director is not elected and no successor has been elected at such meeting, the Director shall promptly tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation shall not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent Director’s resignation is not accepted by the Board of Directors, such Director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of this Article II or may decrease the size of the Board of Directors pursuant to the provisions of Section 1 of this Article II.

Section 2.       Resignations; Vacancies. Any Director may resign at any time upon written notice to the Corporation. A resignation shall become effective when and as specified in the notice, or, in the absence of such specification, upon its acceptance by the Corporation. Vacancies occurring on the Board of Directors for any reason, and newly created directorships resulting from any increase in the number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum.

Section 3.       Meetings and Notices. Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and place as the Board from time to time may by resolution determine. Special meetings of the Board, being all meetings other than its regular meetings, may be called by the Chair or the Chief Executive Officer, and shall be called by the Secretary upon the written request of any two Directors. At least one day’s prior written notice of the time, place and purposes of every special meeting shall be given to each Director; provided, however, that no notice of any such meeting need be given to any Director who attends the meeting or signs before or after the meeting a written waiver of notice thereof. Notices may be delivered personally or sent by mail, telegraph, facsimile transmission or other form of electronic transmission, and shall be deemed given when so delivered or sent.

Section 4.       Quorum. At all meetings of the Board of Directors a majority of the number of Directors fixed in accordance with Section 1 of this Article II shall constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board, except as may be otherwise specifically provided by any applicable law or by the Corporation’s Certificate of Incorporation or by these By-Laws. If a quorum is not present at any meeting, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained.

Section 5.       Order of Business. The order of business at meetings of the Board of Directors shall be as the Board may determine from time to time, or, subject to any such action by the Board, as determined by the Chair of the meeting.

Section 6.       Powers. The Board of Directors shall manage and control the business, property and affairs of the Corporation, and shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 7.       Compensation. The Directors may be paid as compensation for their services a periodic fee, or a fixed fee for attendance at each meeting of the Board of Directors or any Committee thereof, or both, and may be paid their expenses, if any, of attendance at Board or Committee meetings and may be paid in stock or stock options, all as the Board from time to time may determine, but otherwise shall not be entitled to any fees or compensation for their services as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

EXECUTIVE COMMITTEE

Section 1.       Appointment, Number and Quorum. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint an Executive Committee consisting of such number of the Directors not less than three as the Board may determine; provided, always, that the Chief Executive Officer shall at all times be appointed to the Committee. By similar action the Board may fill any vacancy in, change the membership of, or dissolve the Committee at any time in its discretion. At all meetings of the Committee a majority, but not less than three, of its members shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the whole Committee, but in no case less than three members, shall be necessary to adopt any resolution or to take any other action.

Any member of the Committee who ceases to be a Director shall cease ipso facto to be a member of the Committee. Any member may resign at any time upon written notice to the Corporation. A resignation shall become effective when and as specified in the notice, or, in the absence of such specification, upon its acceptance by the Corporation.

Section 2.       Powers and Proceedings. The Executive Committee during the intervals between the meetings of the Board of Directors, shall have and may exercise, insofar as permitted by law, all the powers of the Board of Directors, provided that the Committee shall not act to fill a vacancy on the Committee and shall not take any action contrary to any specific action or direction of the Board.

The Board of Directors may designate the Chair of the Committee and prescribe rules governing its proceedings. The Committee may elect its own Chair from its members, if he or she has not been designated by the Board, and may make its own rules of procedure insofar as they do not conflict with any rules prescribed by the Board or with these By-Laws. Minutes of all acts and proceedings of the Committee shall be kept in a proper record book and shall be laid before the Directors at their next meeting.

Section 3.      Compensation. The members of the Executive Committee may be paid such compensation for their services, and such expenses incurred by them in connection therewith, as the Board of Directors may determine, but otherwise shall not be entitled to any compensation for their services as such Committee members.

ARTICLE IV

OFFICERS

Section 1.       Officers, Election, Term and Vacancies. At its first meeting held after each annual meeting of the stockholders, the Board of Directors shall elect, to serve until their successors are elected and qualify, a Chair of the Board and, if necessary or advisable, a Vice Chair of the Board, and, as the officers of the Corporation, a Chief Executive Officer and/or a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents by the Board), a Chief Financial Officer, a Secretary, a Treasurer, and a Controller, and may elect or appoint such Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers as the Board in its discretion may determine. If any such officers are not elected or appointed at such first meeting, they may be elected or appointed at any subsequent meeting of the Directors. Subject to the provisions of any applicable law, one person may hold two or more offices.

Each of the Chair of the Board and the Vice Chair, if any, shall be a Director, but no other officer need be a Director. Any officer may resign at any time upon written notice to the Corporation. A resignation shall become effective when and as specified in the notice, or, in the absence of such specification, upon its acceptance by the Corporation. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office for any reason may be filled by the Board of Directors.

Section 2.       Chair of the Board. The Chair of the Board shall preside at meetings of the Directors and at meetings of the stockholders. He or she shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 3.       Vice Chair of the Board. A Vice Chair may be designated as the Board in its discretion may determine. The Vice Chair of the Board, if any, may preside at meetings of the Directors and at meetings of the stockholders at the request of or in the absence or incapacity of the Chair of the Board, and shall have such other powers and duties as may be prescribed by the Board or the Chair of the Board. The duties and powers ascribed to the Chair in these By-Laws shall be granted to the Vice Chair in the absence or incapacity, if any, of the Chair, unless otherwise noted in these By-Laws.

Section 4.       Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation, and shall be responsible for the supervision, direction and control of all of its business and affairs, subject only to the Board of Directors and the Executive Committee.

Subject to the control of the Board of Directors, the Chief Executive Officer shall have power to employ, appoint and discharge employees and agents of the Corporation and fix their compensation, to make and sign contracts and agreements in the name and on behalf of the Corporation, to sign certificates of stock of the Corporation, to sign proxies for or to attend and vote at meetings of stockholders of any other corporation in which the Corporation holds stock, and to sign in the name and on behalf of the Corporation other instruments and documents to be executed by it. He or she shall see that all books, records, reports, statements and certificates are properly made, kept and filed as required of the Corporation by any applicable law, and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 5.       President. The offices of the Chief Executive Officer and the President may be, but are not required to be, served by the same individual. If the individual serving as the Chief Executive Officer is not also serving in the office of President, the President shall be the principal administrative officer of the Corporation, and shall have such responsibilities, duties and powers as may be prescribed by the Chief Executive Officer, unless the Board of Directors shall otherwise determine, and the Board of Directors. The President, in the absence or incapacity of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 6.       Vice Presidents. Each Vice President, Executive Vice President (if any) and Senior Vice President (if any) shall have such powers and duties as may be delegated to him or her by the Chief Executive Officer or as may be prescribed by the Board of Directors.

Section 7.       Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall be responsible for the direction and control of the financial affairs of the Corporation, including the preparation of the Corporation’s financial statements. The Chief Financial Officer shall have such other powers and duties as may be prescribed by the Chief Executive Officer and the Board of Directors.

Section 8.       Controller. The Controller shall be the principal accounting officer of the Corporation and shall have direct responsibility for and supervision of the accounting records of the Corporation and of its subsidiaries and managed affiliated corporations, and shall see that adequate examination and audits thereof are currently and regularly made. The Controller shall be responsible for full, accurate and current accounts of all receipts and disbursements of funds. The Controller shall render to the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer, whenever requested, an account of all transactions as Controller and of the financial condition of the Corporation.

He or she shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors, and, subject to the control of the Board, such powers and duties as are generally incident to the office of Controller or principal accounting officer.

Section 9.       Assistant Controllers. Each Assistant Controller shall have all the powers and may perform all the duties of the Controller in the absence or incapacity of the Controller unless the Board of Directors shall otherwise determine, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

Section 10.     Treasurer. The Treasurer shall receive and have in his or her charge or custody the funds, securities and valuable effects of the Corporation, and shall deposit or keep same to the credit or in the name of the Corporation in such banks or depositories as the Board of Directors designates. He or she shall disburse the funds of the Corporation and dispose of its securities and valuable effects in his or her charge only as he or she may be authorized or directed by the Board of Directors or by an officer, committee or agent acting with and under the authority of the Board. He or she shall take and preserve proper vouchers or receipts for all disbursements. The Treasurer shall keep full, accurate and current accounts of all receipts and disbursements of funds. The Treasurer shall render to the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer, whenever requested, an account of all transactions as Treasurer.

The Treasurer shall have power on behalf of the Corporation to endorse for collection, bills, notes, drafts, checks and other instruments for payment of funds to the Corporation, and to sign receipts and vouchers for payments made to the Corporation. He or she shall sign or countersign all bills, notes, drafts, checks and other instruments for payments made by the Corporation, and all assignments or powers for transfers of securities and other valuable effects of the Corporation, and certificates of the stock Corporation provided, however, that the Board of Directors may authorize or require other officers or agents of the Corporation to sign or countersign in its name any such papers, instruments or documents.

He or she shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors, and, subject to the control of the Board, such powers and duties as are generally incident to the office of Treasurer.

Section 11.    Assistant Treasurers. Each Assistant Treasurer shall have all the powers and may perform all the duties of the Treasurer in the absence or incapacity of the Treasurer unless the Board of Directors shall otherwise determine, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors. He or she shall give a like bond or bonds, if any, as are given by the Treasurer.

Section 12.     Secretary. The Secretary shall attend meetings of the stockholders, Board of Directors and Executive Committee, and shall record all the proceedings and votes taken at such meetings in appropriate books kept by him or her for that purpose. In the absence of the Secretary, an acting Secretary or Assistant Secretary may be designated by the Board of Directors or its respective committees for the above mentioned record keeping purpose at certain meetings. The Secretary shall give, or cause to be given, all notices required by law or by these By-Laws to be given of all such meetings, and shall see that the list of stockholders required for every meeting of the stockholders is properly prepared and made and kept at the place of the meeting for at least ten days prior thereto.

The Secretary shall keep or cause to be kept in safe custody the seal of the Corporation, its unissued stock certificates, stock transfer books, stock ledgers, and such other books, records, documents and papers of the Corporation as the Board of Directors may direct; provided, however, that the Transfer Agent, if one be appointed, shall have custody of the unissued stock certificates, stock transfer books and stock ledgers.

The Secretary shall have power to countersign or attest all contracts, agreements, stock certificates, proxies and other instruments and documents signed on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, the President or a Vice President, and to affix thereto the seal of the Corporation, and to certify all minutes and extracts from minutes of meetings of the stockholders, Board of Directors and Executive Committee, and all resolutions passed or adopted thereat.

He or she shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors, and, subject to the control of the Board, such powers and duties as are generally incident to the office of Secretary.

Section 13.     Assistant Secretaries. Each Assistant Secretary shall have all the powers and may perform all the duties of the Secretary in the absence or incapacity of the Secretary unless the Board of Directors shall otherwise determine, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

Section 14.     Other Officers. Each other officer elected or appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the Board, and, subject to the control of the Board, such powers and duties are generally incident to such office.

ARTICLE V

CAPITAL STOCK

Section 1.       Stock Certificates and Uncertificated Shares. Certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with any applicable law or the Corporation’s Certificate of Incorporation, as shall be prescribed or approved from time to time by the Board of Directors. Holders of the stock shall be entitled to have such certificates issued in the name of the Corporation, under its seal and signed by the Chair of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer, evidencing and certifying the number of shares owned by such respective stockholders in the Corporation.

Such certificates may be so sealed and signed either manually or by facsimile seal or signatures, if and as permitted by law and authorized or approved by the Board of Directors. If any officer whose signature is used on any certificate shall cease to be such officer for any reason before the issuance or delivery of the certificate by the Corporation, the validity of the Certificate upon its issuance and delivery shall not be thereby affected.

The Board of Directors may authorize and require the signing of any certificate or certificates by a Transfer Agent and a Registrar, in addition to the signing by the officers of the Corporation.

Shares of capital stock of the Corporation shall be represented by certificates or shall be uncertificated. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement of the information required on certificates by applicable law, rule or regulation.

Section 2.       Stock Transfers. The shares of stock of the Corporation shall be transferred only on the books of the Corporation by the holders thereof in person or by their duly authorized attorney, (a) in the case of shares represented by a certificate, upon surrender for cancellation of the certificates for the shares to be transferred, with a duly executed assignment or stock power endorsed thereupon or attached thereto, and accompanied by such other evidences of transfer of authority, such guarantees of signatures and such payments of stock transfer taxes or other charges as may be reasonably required, or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

The Board of Directors may appoint a Transfer Agent and a Registrar for the capital stock of the Corporation.

Section 3.       Lost Certificates. Unless otherwise determined by the Board of Directors, a new certificate or uncertificated share shall be issued in place of any certificate theretofore issued by the Corporation for its capital stock and alleged by the holder thereof to have been lost, stolen or destroyed; provided, however, that the applicant for any such new certificate or uncertificated share shall furnish to the Corporation evidence satisfactory to it of the alleged loss, theft or destruction, together with such bond or indemnification as the Board of Directors from time to time may require to indemnify the Corporation against an any claim that may be made against it or its officers or agents on account of a certificate alleged to have been lost, stolen or destroyed or the issuance of a new certificate or uncertificated share replacing it.

Section 4.      Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described. If the Board of Directors so fixes a date in accordance with the preceding sentence, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination of stockholders entitled to vote. Provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 4.

Section 5.       Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 6.       Stock Ledger. The original or a duplicate stock ledger shall be kept at the Corporation’s principal office in the State of Delaware.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 1.       Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency) including (i) an action by or in the right of the Corporation to procure a judgment in its favor and (ii) an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served as a director, officer or trustee at the request of the Corporation, by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer or trustee, against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the person in connection with such action, suit or proceeding; provided, however, except as provided in Section 7 of this Article VI, with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) is authorized by the Board of Directors of the Corporation.

Section 2.       Indemnification of Others. The Corporation shall indemnify other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or otherwise.

Section 3.       Advances or Reimbursement of Expenses. The Corporation shall, to the fullest extent permitted by applicable law, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any action, suit or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VI or otherwise.

Section 4.       Service of Certain Entities Deemed Requested. Any director or officer of the Corporation servicing (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred in clause (i), in any capacity shall be deemed to be doing so at the request of the Corporation.

Section 5.       Interpretation. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.

Section 6.       Indemnification Right. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

Section 7.       Indemnification Claims. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation or recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Directors who are not parties to such action, suit or proceeding, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Directors who are not parties to such action, suit or proceeding, a committee of such directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1.       Fiscal Year. The fiscal year of the Corporation, and of each of its subsidiaries, shall be the calendar year.

Section 2.       Offices. The principal office of the Corporation in the State of Delaware shall be maintained in the City of Wilmington, County of New Castle. The Corporation may have offices at such other places within or without the State of Delaware as the Board of Directors from time to time may determine.

Section 3.       Resident Agent. The Resident Agent of the Corporation in charge of its principal office in the State of Delaware shall be Corporation Service Company.

Section 4.       Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware.”

Section 5.       Dividends. Subject to all applicable laws and the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors, payable in cash, in property or in shares of the capital stock of the Corporation.

Section 6.       Amendments. Subject to any By-Laws made by the stockholders, the Board of Directors may make By-Laws, and from time to time may alter, amend or repeal any By-Law or By-Laws; but any By-Laws made by the Board of Directors may be altered or repealed by the stockholders at any annual meeting, or at any special meeting provided notice of such proposed alteration or repeal be included in the notice of such special meeting.

Section 7.       Separability. In case any By-Law or provision in any By-Law shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining By-Laws or remaining provisions of such By-Law shall not in any way be affected or impaired thereby.

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